EXHIBIT 32

CERTIFICATION OF CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies that the quarterly report on Form 10-QSB of Ascend Acquisition Corp. (“the Registrant”) for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: November 14, 2006

/s/ Don K. Rice
Don K. Rice
Chairman of the Board, Chief
Executive Officer, President and
Treasurer (Principal executive
and financial officer)